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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UNITED INDUSTRIES CORPORATION

                                 *   *   *   *

            ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                                 *   *   *   *

          Robert L. Caulk, being the President of United Industries Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolutions set forth below proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares capital stock of the Corporation entitled to vote thereon for their consideration and approval:

          "RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting Article Four thereof in its entirety and substituting Article Four as set forth on EXHIBIT A attached hereto.

          FURTHER RESOLVED, that the Board hereby determines and declares that the foregoing proposed amendment to the Amended and Restated Certificate of Incorporation (the "Amendment") is advisable and in the best interests of the Corporation and hereby directs that said Amendment be submitted to the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for their consideration and approval.

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          FURTHER RESOLVED, that upon the approval of the holders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, any the President, any Vice President, Secretary, any Assistant Secretary (collectively referred to herein as the ("Proper Officers") be, and each hereby is, authorized and empowered to execute a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to cause the Certificate of Amendment to be filed with the office of the Secretary of State of Delaware and in the office of the Recorder of Deeds for New Castle County, Delaware."

          SECOND: The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the holders of at least a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of Common Stock of the Corporation who have not consented in writing to the Amendment.

                            *    *    *    *    *    *

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          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 13th day of December, 2001.


                                             United Industries Corporation,
                                              a Delaware corporation


                                             By:   /s/ Robert L. Caulk
                                                --------------------------------
                                                   Robert L. Caulk
                                                   President

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                                                                       EXHIBIT A

                                  ARTICLE FOUR

PART A.        AUTHORIZED CAPITAL STOCK.

          The total number of shares of capital stock which the Corporation has authority to issue is Seventy-Five Million Two Hundred Forty Thousand (75,240,000) consisting of (A) Forty Thousand (40,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (B) Seventy-Five Million Two Hundred Thousand (75,200,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), divided into two classes. The designation of each class of Common Stock, the number of shares of each class authorized, and the par value, of the shares of each class are as follows:

                                                                  NUMBER OF            PAR VALUE
CLASS                                                              SHARES              PER SHARE
-----                                                            ----------            ---------
Class A Voting Common Stock ("Class A Common")                   37,600,000              $ 0.01

Class B  Non-Voting Common Stock ("Class B Common")              37,600,000              $ 0.01

          The Board of Directors of the Corporation shall be authorized, subject to the limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of shares of Preferred Stock in one or more classes, to establish from time to time the number of shares to be included in such classes and to fix the designation, powers, preferences, and rights of the shares of each class and the qualifications, limitations or restrictions thereof.

PART B.        THE PREFERRED STOCK.

          40,000 shares of the Preferred Stock authorized by the Corporation's Certificate of Incorporation are hereby designated as Class A Preferred Stock (the "Class A Preferred").

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Section 1.     DIVIDENDS.

          1A. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Class A Preferred (a "Share") shall accrue on a daily basis at the rate of 15% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B. DIVIDEND REFERENCE DATES. To the extent not paid on December 31 of each year, beginning on the first such date after the date of issuance (the "Dividend Reference Date"), all dividends which have accrued on each Share outstanding during the twelve-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

          1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

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Section 2.     LIQUIDATION.

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of the Class A Preferred shall not be entitled to any further payment with respect to such Shares. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

Section 3.     PRIORITY ON DIVIDENDS AND REDEMPTIONS.

          So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

Section 4.     VOTING RIGHTS.

          Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights; provided that each holder of Class A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings. The Corporation shall not merge or consolidate with another entity or entities, sell all or substantially all of its assets or dissolve or liquidate without the prior approval of the holders of at least 50% of the Class A Preferred then outstanding; provided that the Corporation may, without obtaining such approval, merge with any wholly-owned Subsidiary so long as (i) the Corporation is the surviving corporation, (ii) the terms of the Preferred Stock are not changed and (iii) the Preferred Stock is not exchanged for cash, securities or other property.

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Section 5.     REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office a register for the registration of the Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

Section 6.     REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class and class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 7.     DEFINITIONS.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

          "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1,000.00.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or

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controlled, directly or indirectly, by that Person or one or more of the other
Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 8.     AMENDMENT AND WAIVER.

          No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 9 hereof without the prior written consent of the holders of a majority of each class of Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class A Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Class A Preferred or the times at which redemption of the Class A Preferred is to occur, without the prior written consent of the holders of at least 67% of the Class A Preferred then outstanding or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 67% of each class of the Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock then outstanding.

Section 9.     NOTICES.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

PART C.        POWERS, PREFERENCES AND SPECIAL RIGHTS OF THE COMMON STOCK.

                  The distinguishing preferences, qualifications, limitations, restrictions and special or relative rights in respect of each class of Common Stock are as follows:

Section 1.     DIVIDENDS.

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          All dividends shall, at all times be paid at the same rate per share on both the Class A Common and the Class B Common and if any dividend be paid in Common Stock of the Corporation, such dividend shall be paid in Common Stock of the same class as the shares with respect to which said dividend is paid.

Section 2.     LIQUIDATION.

          Subject to the provisions of the Preferred Stock, upon the liquidation, dissolution or winding up of the Corporation, any and all assets and property for the Corporation remaining after payment or provision for the debts and liabilities of the Corporation shall be distributed ratably, on a share-for-share basis, to the holders of both Class A Common and Class B Common, without distinction as to class.

Section 3.     VOTING RIGHTS.

          The voting power for the election of directors, and for all other purposes, except as is otherwise specifically provided by the General Corporation Law of the State of Delaware, is vested exclusively in the holders of the Class A Common, the holders of the Class B Common expressly waiving any right to vote the Class B Common at elections for directors, or on any question or for any purpose whatsoever, except as is otherwise specifically provided by the General Corporation Law of the State of Delaware, and the holders of Class B Common shall not be entitled to, and expressly waive notice of and the right to participate in any meeting of shareholders unless matters are to be voted upon at such meeting upon which the holders of Class B Common are entitled to vote pursuant to the specific provisions of the General Corporation Law of the State of Delaware. Except as is otherwise specifically provided by the General Corporation Law of the State of Delaware, the Class A Common shall be entitled to one (1) vote per share.